Exhibit 10.6

CONVERSION AND EXCHANGE AGREEMENT

This Conversion and Exchange Agreement (the “Agreement”) is made as of June 6, 2023, by and among Beneficient Company Holding, L.P., a Delaware limited partnership (“BCH”), The Beneficient Company Group, L. P., a Delaware limited partnership and the general partner of BCH (“BCG”), and Hicks Holdings Operating, LLC (the “Holder”). BCH, BCG and Holder are each referred to as a “Party” and collectively as the “Parties.” Capitalized terms used herein but not defined herein have the meanings set forth in the Seventh Amended and Restated Limited Partnership Agreement of Beneficient Company Holdings, L.P. (as amended, the “BCH LPA”).

RECITALS

WHEREAS, Holder owns Preferred Series A Subclass 1 Unit Accounts in BCH;

WHEREAS, BCG, Ben Merger Sub I, Inc., a Delaware corporation and a wholly-owned subsidiary of BCG, Ben Merger Sub II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of BCG and Avalon Acquisition, Inc., a Delaware corporation (“Avalon”) have entered into that certain Business Combination Agreement dated September 21, 2022 (the “BCA”) which provides, among other thing, that prior to the closing of the transactions contemplated by the BCA, BCG will be recapitalized, including, among other things: (i) the Third Amended and Restated Limited Partnership Agreement of The Beneficient Company Group, L.P. (the “BCG LPA”) will be amended to create a new subclass of BCG common units referred to as Class B Common Units (the “BCG Class B Common Units”), and the existing common units of BCG will be renamed as Class A Common Units (the “BCG Class A Common Units”); (ii) Holder, together with certain other holders of the Preferred Series A Subclass 1 Unit Accounts of BCH will convert certain Preferred Series A Subclass 1 Unit Accounts to Class S Ordinary Units of BCH; and (iii) such Class S Ordinary Units will be contributed to BCG in exchange for BCG Class A Common Units or BCG Class B Common Units, as applicable; and

WHEREAS, Holder desires to convert a portion of Holder’s Preferred Series A Subclass 1 Unit Accounts to Class S Ordinary Units and to contribute such Class S Ordinary Units to BCG in exchange for BCG Class B Common Units in accordance with the terms of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth herein, the Parties hereby agree as follows:

1.	Conversion.

(a)

Effective as of the date of this Agreement, Holder, pursuant to Section 7.08 of the BCH LPA, without any limitation, including, among other things, any applicable Preferred Series A Subclass 1 Unit Conversion Amount, converts $13,222,077 of Holder’s Sub-Capital Account balance of Holder’s Preferred Series A Subclass 1 Unit Accounts (the “Applicable Conversion Amount”) into Class S Ordinary Units at the following conversion rate: (i) the Applicable Conversion Amount divided by (ii) $12.50.

(b)

In connection with such conversion, the Sub-Capital Account balance and the Hypothetical Preferred Opening Capital Account Balance associated with such Preferred Series A Subclass 1 Unit Accounts shall be reduced by the Applicable Conversion Amount and the Capital Account balance of the newly issued Class S Ordinary Units issued to Holder shall be credited with the Applicable Conversion Amount.

(c)	The Parties acknowledge that such newly issued Class S Ordinary Units may be contemporaneously exchanged into Common Units in accordance with Section 7.06 of the BCH LPA.

(d)

BCG, in its capacity as the General Partner of BCH, hereby (i) agrees to the conversion of such Preferred Series A Subclass 1 Unit Accounts into the Class S Ordinary Units, and (ii) waives any limitation on such conversion, including, the provisions of Section 7.08 of the BCH LPA.

2.	Contribution and Exchange.

(a)

Holder hereby agrees that immediately following the conversion of Holder’s Preferred Series A Subclass 1 Unit Account into Class S Ordinary Units as contemplated by Section 1 above, such newly issued Class S Ordinary Units shall automatically be contributed to BCG in exchange for BCG Class B Common Units, without any limitation on such contribution and exchange, with 1,057,766 Class S Ordinary Units being exchanged for 1,057,766 BCG Class B Common Units.

(b)

In connection with such contribution and exchange, each Class S Ordinary Unit shall be cancelled and its Capital Account reduced to zero, and BCH shall issue a number of Class A Units to BCG equal to the number of contributed and exchanged Class S Ordinary Units and the Capital Account of such newly issued Class A Units shall be credited with an amount equal to the amount by which the Capital Accounts of the contributed and exchanged Class S Ordinary Units were reduced.

(c)	Each of BCG and BCH hereby agrees to and approves the contribution and exchange contemplated by this Section 2 effective as of the date of this Agreement.

(d)

In accordance with Section 7.06 of the BCH LPA, Holder’s exchange of such Class S Ordinary Units into the BCG Class B Common Units has been approved by a majority in interest of the Class A Units of BCH.

3.	Partnership Agreements.

To the extent the provisions of this Agreement constitute a deviation from, waiver of, amendment to or other modification of the applicable provisions of the BCH LPA or the BCG LPA, each of the Parties hereby agrees to and approves of, for purposes of this Agreement and the transactions contemplated hereby, any and all such waivers, amendments or modifications.

4.	Informed Decision; Counsel.

Holder hereby represents and warrants to each other Party, that (i) prior to execution of this Agreement, Holder was advised by BCH and BCG of Holder’s right to seek independent advice from legal counsel, accountants, tax and other advisors of its own selection regarding this Agreement, (ii) Holder acknowledges that it has entered into this Agreement knowingly and voluntarily and with full knowledge and understanding of the provisions of this Agreement after consulting with counsel, (iii) in entering into this Agreement, Holder is not relying on any statements or representations made by any of the other Parties, their affiliates or, where applicable, any of their respective directors, officers, employees or agents, and is relying only upon its own judgment and any advice provided by its legal counsel, (iv) Holder is a sophisticated investor and has sufficient knowledge and experience in investing in securities to properly evaluate the merits of the transactions contemplated hereby, and (v) Holder has independently, and without reliance upon the other Parties or any of their affiliates, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement.

5.	Amendment and Waiver; Termination.

Except as otherwise contemplated by this Section 5, this Agreement may be amended and the observance of any provision may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of each of the Parties.

6.	Governing Law.

This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to its rules of conflict of laws.

7.	Binding Agreement.

This Agreement constitutes a valid and binding agreement of the Parties, enforceable against each Party in accordance with applicable law.

8.	Counterparts.

This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

BENEFICIENT COMPANY HOLDINGS, L.P.

By: The Beneficient Company Group, L.P., its general partner

By: Beneficient Management, L.L.C., its general partner

By:	/s/ James G. Silk
Name: James G. Silk
Title: Authorized Signatory

THE BENEFICIENT COMPANY GROUP, L.P.

By: Beneficient Management, L.L.C., its general partner

By:	/s/ James G. Silk
Name: James G. Silk
Title: Authorized Signatory

HICKS HOLDINGS OPERATING, LLC

By:	/s/ Thomas O. Hicks
Name: Thomas O. Hicks
Title: Sole Member

[Signature Page to Conversion and Exchange Agreement]